Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature page to follow]

Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2011.

Hongmei Yue	/s/ Hongmei Yue
Hongmei Yue

Bright Garnet Limited	By:	/s/ /s/ Hongmei Yue
		Name:	Hongmei Yue
		Title:	Director

Liu’s Offshore Trust	For and on behalf of HSBC International Trustee Limited, as trustee for Liu’s Offshore Trust
	By:	/s/ Ketten W. C. Li /s/ Danny W. K. Tsui
		Name:	Ketten W. C. Li, Danny W. K. Tsui
		Title:	Senior Client Services Officer, Director

HSBC International Trustee Limited	For and on behalf of HSBC International Trustee Limited
	By:	/s/ Ketten W. C. Li /s/ Danny W. K. Tsui
		Name:	Ketten W. C. Li, Danny W. K. Tsui
		Title:	Senior Client Services Officer, Director